FOR IMMEDIATE RELEASE	For More Information Contact:
Dena M. Hall
Vice President
(413) 787-1700

UNITED FINANCIAL BANCORP, INC. ACQUIRES LEVINE FINANCIAL GROUP
 AND ANNOUNCES PLANS TO EXPAND INTO NORTHAMPTON, MA WITH A FULL
SERVICE BRANCH

WEST SPRINGFIELD, MASSACHUSETTS—March 14, 2006- United Financial Bancorp, Inc. (the “Company”) (NASDAQ: UBNK), parent corporation of United Bank (the “Bank”) announced today that the Bank has completed its acquisition of Levine Financial Group, Inc., based in Northampton, Massachusetts. By agreement of the parties, the terms of the deal were not announced. The Bank also announced plans to open a new branch in Northampton, MA later this year.

“Northampton is an obvious next step for us,” said Richard B. Collins, President and Chief Executive Officer. “We currently do business with nearly 600 households in the Northampton market and with the addition of the clients from Levine Financial Group, we expect increased opportunities to grow our market share and expand the financial services portion of our business in this market,” he said.

The Levine acquisition will add $88 million in assets under management to the Bank’s financial services division, the Financial Services Group at United Bank, bringing the total assets under management to $125 million and the number of households to 1,100 as of December 31, 2005. The Company expects the acquisition to be accretive to earnings.

Michael Lawrence Levine, a CERTIFIED FINANCIAL PLANNER™ professional and principal of Levine Financial Group, Inc., will stay on as a consultant following the acquisition and continue to operate out of the office located at 140 Main Street in Northampton. The Bank plans to add Levine Financial Group’s administrative staff to its financial services team under the direction of Senior Vice President, Steven K. Daury, CFP®. The team also includes three financial professionals and two financial services support specialists. NFP Securities, Inc. (NFPSI) will be the broker/dealer following the acquisition and will provide the products and services sold by the financial professionals. The Financial Services Group at United Bank was

formed in 2002. Its financial professionals offer clients a range of financial, estate and retirement strategies and products through its partnership with NFPSI.

“Our new partnership with United Bank will offer clients many additional services and increased investment management choices,” said Michael Lawerence Levine. “I am looking forward to working with the Financial Services Group throughout the transition and to introducing United Bank to Northampton and its surrounding communities.”

The Bank’s new branch, located at 180 Main Street and the corner of Old South Street in Northampton, MA, is its first in this market. It will occupy approximately 2,800 square feet and offers excellent street side visibility, with space for a full service branch lobby and a separate area for financial services and lending personnel. It is located just eight miles from the Bank’s Holyoke office. Renovations began this month. The Bank expects to open the branch during the third quarter of 2006. Following the opening, the financial services staff based in Northampton will relocate to the new branch.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ National Market under the symbol UBNK. As of December 31, 2005 the Company had total consolidated assets of $906.5 million. United Bank provides an array of financial products and services through its 11 branch offices located throughout Western Massachusetts. Through its Financial Services Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding United Bank or for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.